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                                                                   Exhibit 10.46

                      [Letterhead of Pharmacopeia, Inc.]

                               December 17, 1998


Lewis Shuster
18 East Kincaid Drive
Cranbury, NJ  08512

Dear Lew:

          As you know, the letter agreement between you and Pharmacopeia, Inc. (the "Company") dated October 4, 1994, as amended on October 10, 1994 (the "1994 Letter"), provided for, among other things, severance payments by the Company in the event that you are terminated without cause within twenty-four months of the execution of the "1994 Letter." Now that such term has expired, the purpose of this letter is to set forth our agreement with respect to the Company's obligation to make severance payments to you under certain circumstances. Upon execution of this letter by both you and the Company, the terms set forth herein shall become effective immediately.

Termination Without    In the event your employment is terminated by the Company
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Cause:                 without Cause, the Company will continue to pay your base
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                       salary as of the date of termination for twelve months
                       after the date of such termination, provided that the Company's obligation to continue to pay such salary shall cease as of the date you commence full-time employment with another business entity.

                       For the purposes of this agreement, "Cause" shall mean the occurrence of any of the following: (a) any intentional action or intentional failure to act by you which was performed in bad faith and to the material detriment of the Company; (b) your refusal to follow the reasonable directives of the CEO; or (c) conviction of a felony crime involving moral turpitude; provided that in the event that any of the foregoing events is capable of being cured, the Company shall provide written notice to you describing the nature of such event and you shall thereafter have fifteen (15) days to cure such event. In the event your employment is terminated by the Company with Cause, or is terminated by you voluntarily, you shall not be entitled

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                       to any severance compensation as set forth above.

Termination Upon a     In the event that the Company is acquired by way of
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Change in Control:     merger, sale of assets, or acquisition of more than fifty
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                       percent (50%) of the outstanding voting securities of the
                       Company by a single entity during your employment by the Company (the "Acquisition") and if (A) prior to or contemporaneously with the consummation of an Acquisition, the corporation acquiring the Company's assets or into which the Company is merged fails to assume the obligations of the Company under this Agreement, or (B) within twelve (12) months after an Acquisition your employment shall be involuntarily terminated without Cause, then in either such case you shall be entitled to an immediate lump sum payment by the Company of all severance benefits as described herein.


At-Will Employment:    Your employment will continue to will, which means it may
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                       be terminated at any time by you or the Company with or
                       without notice and with or without cause.

Governing Law:         The agreements set forth herein shall be construed under
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                       and governed by the laws of the State of New Jersey.

          If the foregoing accurately reflects our agreement, please so indicate by signing where indicated below and returning the enclosed duplicate copy of this letter to me.

                                          Sincerely,

                                          /s/ Joseph Mollica

                                          Joseph Mollica
                                          On behalf of the Board of Directors
                                          of Pharmacopeia, Inc.

The foregoing is agreed and accepted:


/s/ Lewis Shuster
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Lewis Shuster

Date: